UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 26, 2008

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2008, Potlatch Corporation (the “Company”) issued a press release announcing that its Board of Directors has given final approval to the spin-off of its pulp-based businesses (the “Spin-off”), which will be completed through a dividend of the common stock of its wholly owned subsidiary, Clearwater Paper Corporation (“Clearwater”).

In connection with the Spin-off, the Company, and its wholly owned subsidiaries Potlatch Forest Holdings, Inc. and Clearwater (the “Borrowers”), received a consent on November 26, 2008 from its lenders under the existing Amended and Restated Credit Agreement, dated as of December 22, 2005, among the Borrowers, Bank of America, N.A., as Administrative Agent and the lenders party thereto (the “Credit Agreement”), pursuant to which the lenders consented to the Spin-off and agreed to release Clearwater as a Borrower under the Credit Agreement concurrent with the satisfaction of certain conditions relating to the Spin-off.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 1, 2008, William T. Weyerhaeuser and Michael T. Riordan resigned from their positions as directors of the Company effective upon the consummation of the Spin-off, which is expected to occur on December 16, 2008. Concurrently, Mr. Weyerhaeuser and Mr. Riordan accepted positions as directors of Clearwater.

(e) On December 1, 2008 and in connection with the Spin-off, performance share awards tied to the Company’s total stockholder return over the three-year period beginning January 1, 2006 and ending December 31, 2008 were settled in the Company’s common stock using a compressed performance period. The original three-year performance period was shortened to a 33-month performance period given the proximity of the original three-year end date to the consummation date of the Spin-off. The following named executive officers of the Company received the following amounts of Company common stock in connection with the foregoing settlement:

Employee Name	Title	Aggregate Potlatch Shares Issued on Settlement	Potlatch Shares Withheld for Tax Withholding	Net Amount of Potlatch Shares Issued on Settlement
Michael J. Covey	Chairman of the Board, President and Chief Executive Officer	63,950	23,310	40,640
Richard K. Kelly	Vice President, Wood Products Division	13,723	4,700	9,023
Harry D. Seamans	Vice President, Pulp and Paperboard Division	13,723	5,375	8,348
Brent L. Stinnett	Vice President, Resource Management Division	13,528	3,578	9,950

Item 8.01	Other Events

On December 1, 2008, the Company issued a press release announcing that its Board of Directors has given final approval to the Spin-off. The Board of Directors of the Company has established the close of business on December 9, 2008 as the record date for the Spin-off and set a distribution ratio of one share of Clearwater common stock for every 3.5 shares of the Company’s common stock. The distribution of Clearwater common stock will occur on December 16, 2008.

In addition, the Company announced the mailing of an Information Statement to the Company’s stockholders. The Information Statement contains a description of the terms of the Spin-off, including the procedures by which Clearwater common stock will be distributed.

The foregoing summary is qualified in its entirety by reference to the Press Release and the Information Statement, copies of which are attached hereto as Exhibits 99.1 and 99.2 respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Potlatch Corporation Press Release, dated December 1, 2008.

99.2	Clearwater Paper Corporation Information Statement, dated December 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2008	POTLATCH CORPORATION

	By:	/s/ Michael S. Gadd
	Name:	Michael S. Gadd
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Potlatch Corporation Press Release, dated December 1, 2008.

99.2	Clearwater Paper Corporation Information Statement, dated December 2, 2008.